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                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated August 31, 1999, by and among AIM VARIABLE INSURANCE FUNDS ("AVIF"), a Delaware trust, A I M DISTRIBUTORS, INC. ("AIM"), a Delaware Corporation, THE UNITED STATE LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, ("Life Company"), a New York life insurance company and AMERICAN GENERAL SECURITIES, INC. ("AGSI"), (collectively, the "Parties"), is hereby amended as follows. All capitalized terms not otherwise defined in this Agreement, shall have the same meaning as described in the Agreement.

     WHEREAS, American General Equity Services Corporation ("AGESC") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGSI and the Life Company;

     WHEREAS, the Life Company and AGESC have entered into a Distribution Agreement dated October 1, 2002, which sets forth AGESC's duties as distributor of the Contracts and replaces the Distribution Agreement between the Life Company and AGSI;

     WHEREAS, AGDI desires that AGESC replace AGSI as a party to the Agreement;

     NOW THEREFORE, in consideration of their mutual benefits and promises contained herein, the Parties agree as follows:

     Effective on the date of the Distribution Agreement between the LIFE COMPANY and AGESC, indicated herein, AGESC would replace AGSI as principal underwriter of the Contracts and as a party to the Agreement. All the duties and responsibilities of AGSI shall become the duties and responsibilities of AGESC.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: December 31, 2002

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Assistant Secretary              Title: President


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                                        AIM DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Michael J. Cemo
Title: Assistant Secretary              Title: President


                                        THE UNITED STATES LIFE INSURANCE COMPANY
                                        IN THE CITY OF NEW YORK


Attest: /s/ Lauren W. Jones             By: /s/ James W. Weakley
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        AMERICAN GENERAL SECURITIES INCORPORATED


Attest: /s/ Lauren W. Jones             By: /s/ Andy Kalbaugh
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        AMERICAN GENERAL EQUITY SERVICES
                                        CORPORATION


Attest: /s/ Lauren W. Jones             By: /s/ Mark McGuire
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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